UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

iVillage Inc.
(Exact name of registrant as specified in charter)

Delaware	000-25469	13-3845162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500-512 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 600-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On May 12, 2006, iVillage Inc., or iVillage, issued a press release announcing that at a special meeting of stockholders held on May 12, 2006, a majority of the holders of the common stock of iVillage approved the Agreement and Plan of Merger, dated as of March 3, 2006 by and among NBC Universal, Inc., iVillage Acquisition Corp. and iVillage, or the Merger Agreement. Pursuant to the Merger Agreement, iVillage will become a wholly-owned subsidiary of NBC Universal, Inc. A copy of iVillage’s press release announcing the approval of the Merger Agreement by its stockholders is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.

Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release issued May 12, 2006 by iVillage Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVILLAGE INC.
(Registrant)

Date: May 12, 2006	By:	/s/ STEVEN A. ELKES
Steven A. Elkes
Chief Financial Officer,
Executive Vice President, Operations and
Business Affairs and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued May 12, 2006 by iVillage Inc.